UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2015

Towers Watson & Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34594	27-0676603
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

901 N. Glebe Road Arlington, VA	22203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 258-8000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 22, 2015, the board of directors of Towers Watson & Co., a Delaware corporation (“Towers Watson”), selected the remaining five of its six designees to the twelve-member board of directors of Willis Towers Watson Public Limited Company (“Willis Towers Watson”). These designees will become directors of Willis Towers Watson immediately following completion of the merger of Towers Watson and Willis Group Holdings Public Limited Company (“Willis”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 29, 2015 and as amended on November 19, 2015, among Towers Watson, Willis and Citadel Merger Sub, Inc.

As provided in the Merger Agreement and previously disclosed in the joint proxy statement/prospectus included in the Registration Statement on Form S-4 (the “Registration Statement”) filed by Willis with the Securities Exchange Commission and declared effective on October 13, 2015, John J. Haley, Towers Watson’s current Chief Executive Officer, President and Chairman of its board of directors, will be one of Towers Watson’s designees to the Willis Towers Watson board of directors.

The designees selected by Towers Watson on December 22, 2015, include Victor Ganzi, Brendan R. O’Neill, Linda D. Rabbitt, Paul Thomas and Wilhelm Zeller, each of whom is currently an independent member of Towers Watson’s board of directors.

Biographical information about each of Messrs. Ganzi, Haley, O’Neill, Thomas and Zeller and Ms. Rabbitt is included in the Registration Statement in the section entitled “Management of the Combined Company Following the Transaction–Current Directors of Towers Watson” and is incorporated herein by reference.

Information about the interests of the members of the Towers Watson board of directors that differ from, or are in addition to, the interests of Towers Watson’s stockholders generally is set forth in the Registration Statement in the section entitled “The Merger—Interests of Towers Watson’s Directors and Executive Officers in the Transaction” and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERS WATSON & CO. (Registrant)

Dated: December 22, 2015	By:	/s/ Neil D. Falis
	Name:	Neil D. Falis
	Title:	Secretary